UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 2, 2014

SEMGROUP CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, OK 74136-4216
(Address of Principal Executive Offices) (Zip Code)
(918) 524-8100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

In 2009, SemGroup Corporation (the “Company”), pursuant to the Plan of Reorganization of its predecessor, issued warrants to purchase shares of the Company’s Class A Common Stock, or at the election of the warrantholder, shares of the Company’s Class B Common Stock, to certain pre-petition creditors. During the period beginning on July 1, 2014 and ending on October 2, 2014, eight holders exercised warrants to purchase an aggregate of 614,438 shares of the Company’s Class A Common Stock. Six of the holders elected to satisfy their obligation to pay the exercise price through “cashless exercise,” whereby the number of shares to be issued to the holder is reduced, in lieu of a cash payment for the exercise price, and two of the holders elected to pay the exercise price in cash. Accordingly, 435,711 shares of the Company’s Class A Common Stock were issued pursuant to such exercises. Such issuances were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 1145 of the U.S. Bankruptcy Code.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: October 8, 2014
By: /s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

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